UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2025

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

245 First Street, Riverview II, 18th Floor

Cambridge, MA 02142

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 23, 2025, we effected a 1-for-12 reverse stock split (the “October 2025 Reverse Stock Split”), which began trading on a split-adjusted basis on October 28, 2025, pursuant to which every 12 shares of the Company’s issued and outstanding shares of common stock were reclassified as one share of common stock. At the direction of the Company’s Inspector of Elections, the share totals reported below in connection with the Special Meeting do not reflect the impact of the October 2025 Reverse Stock Split because the October 2025 Reverse Stock Split occurred after the record date.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2025, Enveric Biosciences, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). A total of 2,502,133 shares of the Company’s common stock were present in person or represented by proxy at the Special Meeting, which represented 40.23% of the outstanding shares of common stock entitled to vote at the Special Meeting and constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote per share of common stock held as of the close of business on October 13, 2025, the record date for the Special Meeting. The matters submitted for a vote and the related results are set forth below. At the Special Meeting, our stockholders voted on each of the following four matters:

1.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.01 per share (“Common Stock”), underlying certain warrants issued by us pursuant to those certain Inducement Letters, dated as of September 17, 2025, by and among us and certain holders named on the signatory page thereto, and the Engagement Letter, by and between us and H.C. Wainwright & Co., LLC, dated as of December 8, 2024, in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior to the issuance of such warrants (the “Issuance Proposal”);

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, including stock held by the Company as treasury shares, at a ratio between 1-for-5 and 1-for-15 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board (the “Reverse Stock Split Proposal”) and included in a public announcement;

3.	To approve an amendment to our Charter, in substantially the form attached to the proxy statement as Annex B, to, at the discretion of the Board, increase the authorized number of shares of our Common Stock from 100,000,000 to 5,000,000,000 shares (“Authorized Stock Increase Proposal”); and

4.	To approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes to establish a quorum or in favor of the Issuance Proposal, Reverse Stock Split Proposal, and the Authorized Stock Increase Proposal (the “Adjournment Proposal”).

The final vote results for each of these four matters is set forth below.

1. The votes cast on the Issuance Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
723,464	127,935	78,655	1,572,079

2. The votes cast on the Reverse Stock Split Proposal were as follows:

Votes For	Votes Against	Abstentions
1,896,330	524,498	81,305

3. The votes cast on the Authorized Stock Increase Proposal were as follows:

Votes For	Votes Against	Abstentions
1,946,233	473,639	82,261

4. The Adjournment Proposal was rendered moot.

For more information about the foregoing proposals, please see the Company’s Proxy Statement for the Special Meeting. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2025	ENVERIC BIOSCIENCES, INC.

	By:	/s/ Joseph Tucker
Joseph Tucker
Chief Executive Officer